As filed with the Securities and Exchange Commission on June 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CommVault Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	22-3447504

(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Crescent Place
Oceanport, New Jersey 07757
(732) 870-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N. Robert Hammer
Chairman, President and Chief Executive Officer
CommVault Systems, Inc.
2 Crescent Place
Oceanport, New Jersey 07757
(732) 870-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Niehoff, Esq. John R. Sagan, Esq. Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600	William J. Whelan, III, Esq. LizabethAnn R. Eisen, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-143271

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	$7,094,593	$217.81

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel and an auditor consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1 (File No. 333-143271), as amended, which was declared effective by the Securities and Exchange Commission on June 13, 2007 (the “Initial Registration Statement”), are incorporated herein by reference.

     This registration statement covers the registration of an additional 417,329 shares of our common stock for sale in the offering described in the Initial Registration Statement. All of the additional shares will be sold by the selling stockholders in the event the over-allotment option granted to the underwriters is exercised in full. We will not receive any of the proceeds from the sale of these additional shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oceanport, State of New Jersey, on June 13, 2007.

COMMVAULT SYSTEMS, INC

By: /s/ WARREN H. MONDSCHEIN Warren H. Mondschein Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2007.

Signature	Title
/s/ N. ROBERT HAMMER* N. Robert Hammer	Chairman, President and Chief Executive Officer

/s/ LOUIS F. MICELI* Louis F. Miceli	Vice President, Chief Financial Officer

/s/ BRIAN CAROLAN* Brian Carolan	Chief Accounting Officer

/s/ FRANK J. FANZILLI, JR.* Frank J. Fanzilli, Jr.	Director

/s/ ARMANDO GEDAY* Armando Geday	Director

/s/ KEITH GEESLIN* Keith Geeslin	Director

/s/ F. ROBERT KURIMSKY* F. Robert Kurimsky	Director

/s/ DANIEL PULVER* Daniel Pulver	Director

/s/ GARY SMITH* Gary Smith	Director

/s/ DAVID F. WALKER* David F. Walker	Director

By: /s/ WARREN H. MONDSCHEIN Warren H. Mondschein Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in number Exhibit 5.1)
24.1	Powers of Attorney (previously filed in the registrant’s Registration Statement on Form S-1 (No. 333-143271) and incorporated herein by reference)